UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 1, 2021

Micron Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of principal executive offices and Zip Code)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2021, Micron Technology, Inc. (“Micron”) settled its offering of $1,000,000,000 aggregate principal amount of 2.703% senior notes due 2032 (the “Green Bonds”), $500,000,000 aggregate principal amount of 3.366% senior notes due 2041 (the “2041 Notes”), and $500,000,000 aggregate principal amount of 3.477% senior notes due 2051 (the “2051 Notes,” together with the Green Bonds and the 2041 Notes, the “Notes”). The Notes were issued and sold in a public offering pursuant to a registration statement on Form S-3 (File No. 333-249838), including the prospectus contained therein (the “Base Prospectus”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a preliminary prospectus supplement dated October 18, 2021 and a related final prospectus supplement dated October 18, 2021 (together with the Base Prospectus, the “Prospectus”), and a free writing prospectus dated October 18, 2021.

Each series of Notes was issued pursuant to an indenture, dated as of February 6, 2019 (the “Base Indenture”), as supplemented by a fourth supplemental indenture, dated as of November 1, 2021 (the “Supplemental Indenture” and referred to together with the Base Indenture as the “Indenture”), between Micron and U.S. Bank National Association, as trustee. The Indenture contains certain covenants, events of default and other customary provisions.

The Green Bonds bear interest at a rate of 2.703% per year and will mature on April 15, 2032. Interest on the Green Bonds is payable on April 15 and October 15 of each year, beginning on April 15, 2022. The 2041 Notes bear interest at a rate of 3.366% per year and will mature on November 1, 2041. Interest on the 2041 Notes is payable on May 1 and November 1 of each year, beginning on May 1, 2022. The 2051 Notes bear interest at a rate of 3.477% per year and will mature on November 1, 2051. Interest on the 2051 Notes is payable on May 1 and November 1 of each year, beginning on May 1, 2022.

Micron may redeem some or all of the applicable series of Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes of the applicable series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Notes of such series matured on the applicable Par Call Date (as defined below) (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 20 basis points, in the case of the Green Bonds, 25 basis points, in the case of the 2041 Notes, and 25 basis points, in the case of the 2051 Notes, plus, in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption. In addition, Micron may redeem any Green Bonds, 2041 Notes or 2051 Notes on or after the applicable Par Call Date at a redemption price equal to 100% of the principal amount of the Notes of the applicable series to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. The “Par Call Date” means (i) January 15, 2032 (three months prior to the maturity date), in the case of the Green Bonds, (ii) May 1, 2041 (six months prior to the maturity date), in the case of the 2041 Notes, and (iii) May 1, 2051 (six months prior to the maturity date), in the case of the 2051 Notes.

If Micron experiences specified change of control triggering events, Micron must offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any.

The Indenture contains limited affirmative and negative covenants of Micron, each of which is subject to a number of limitations and exceptions in the Indenture. The negative covenants restrict the ability of Micron and certain of its subsidiaries to incur liens on Principal Property (as defined in the Indenture); to engage in sale and lease-back transactions with respect to any Principal Property; and the ability of Micron to consolidate, merge or convey, transfer or lease all or substantially all of its properties and assets.

Events of default under the Indenture include a failure to make payments, non-performance of affirmative and negative covenants, and the occurrence of bankruptcy and insolvency-related events. Micron’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

Micron intends to use the net proceeds from the sale of the 2041 Notes and the 2051 Notes, together with cash on hand, for the redemption of its 2.497% Senior Notes due 2023 and its 4.640% Senior Notes due 2024.

Micron intends to use the net proceeds from the sale of the Green Bonds to finance or refinance, in whole or in part, one or more new or existing Eligible Projects. “Eligible Projects” are investments or expenditures made by Micron beginning with the issuance date of the Green Bonds and including the 24 months prior to such issuance that meet the eligibility criteria outlined in the Prospectus, or the refinancing of any amounts used for any such projects.

The foregoing description of certain terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture, the form of the Green Bonds, the form of the 2041 Notes and the form of the 2051 Notes which are filed with this report as Exhibits 4.1, 4.2, 4.3, 4.4, and 4.5 respectively.

Item 8.01 Other Events.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Micron, has issued an opinion to Micron dated November 1, 2021 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated February 6, 2019, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee, filed as Exhibit 4.1 to Micron’s Form 8-K filed on February 6, 2019
4.2	Fourth Supplemental Indenture, dated November 1, 2021, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee
4.3	Form of Note for Micron Technology, Inc.’s 2.703% Senior Notes due 2032 (incorporated by reference from Exhibit 4.2 hereto)
4.4	Form of Note for Micron Technology, Inc.’s 3.366% Senior Notes due 2041 (incorporated by reference from Exhibit 4.2 hereto)
4.5	Form of Note for Micron Technology, Inc.’s 3.477% Senior Notes due 2051 (incorporated by reference from Exhibit 4.2 hereto)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2021	MICRON TECHNOLOGY, INC.

	By:	/s/ David A. Zinsner
	Name:	David A. Zinsner
	Title:	Executive Vice President and Chief Financial Officer